UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

August 27, 2009

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Discount Dental Materials, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada

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(State or Other Jurisdiction of Incorporation)

333-156960	26-1974399
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(Commission File Number)	(IRS Employer Identification No.)

4211 W. Magnolia Blvd., Burbank, CA	91505
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(Address of Principal Executive Offices)	(Zip Code)

(805) 658-2300

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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Dismissal of Moore & Associates, Chartered

On August 27, 2009 (the "Dismissal Date"), the Board of  Directors of  Discount Dental Materials, Inc. (the "Registrant") dismissed Moore & Associates Chartered (“Moore & Associates”), its independent registered public accounting firm.

On August 27, 2009, the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore & Associates because of violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

The Registrant provided Moore & Associates with a copy of the disclosures made above in response to Item 304(a) of Regulation S-K and requested that Moore & Associates furnish it with an amended letter addressed to the SEC stating whether or not it agrees with the above statements.  The Company was advised by Michael Moore that upon the advice of counsel Moore & Associates would not provide an amended Exhibit 16.1 letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discount Dental Materials, Inc.

                 Registrant

/s/ R. Douglas Barton

By: R. Douglas Barton

Its: President

Dated: September 10, 2009

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